Exhibit 99.1
To:     Directors and Executive Officers of TimkenSteel Corporation
From:    Frank A. DiPiero, Executive Vice President, General Counsel and Secretary
Date:     August 20, 2019
Re:     Notice Regarding Blackout Period and Regulation BTR Trading Restrictions
The purpose of this notice is to inform you of temporary restrictions on your ability, directly or indirectly, to buy, sell or transfer certain TimkenSteel equity securities or exercise TimkenSteel stock options in connection with an upcoming 401(k) plan blackout period.

TimkenSteel Corporation (“TimkenSteel”) has decided to change the service provider for its 401(k) plans from Empower to Merrill. In order to implement this transition, participants in the 401(k) plans have been advised that 401(k) activity will be restricted such that they will not be able to direct or diversify investments in their individual accounts, obtain a loan or receive a distribution (or withdrawal) from the 401(k) plans, change contributions, update beneficiaries or access account information online or by phone for a specified period of time (the “Blackout Period”). Most importantly for purposes of this notice, during the Blackout Period, participants in the 401(k) plans will not be able to direct or diversify investments in the TimkenSteel stock fund (regarding TimkenSteel common shares, without par value) under the 401(k) plans or request a loan or distribution from the 401(k) plans. The Blackout Period will begin as of 4:00 p.m. Eastern Time on September 23, 2019 and will end as of 8:00 a.m. Eastern Time on October 14, 2019.

Pursuant to The Sarbanes-Oxley Act of 2002 (the “Act”), TimkenSteel is notifying you of upcoming restrictions, in connection with the 401(k) plans service provider transition, on your ability, directly or indirectly, to buy, sell or transfer TimkenSteel equity and derivative securities. These temporary restrictions are mandated by the Act in the event of certain blackout periods that last more than three consecutive business days and impact the TimkenSteel Corporation Savings and Investment Pension Plan, the TimkenSteel Corporation Bargaining Savings and Investment Pension Plan, the TimkenSteel Corporation Savings Plan for Certain Bargaining Employees, or the TimkenSteel Corporation Voluntary Investment Pension Plan (the “401(k) Plans”), including the TimkenSteel stock fund as an investment option under the 401(k) Plans. Specifically, you will be prohibited from directly or indirectly purchasing, selling, exercising or otherwise acquiring or transferring during the Blackout Period any equity securities (including stock options and other derivative securities) of TimkenSteel that you acquired in connection with your service or employment as a director or executive officer of TimkenSteel. Please note that these prohibited transactions are not limited to those involving your direct ownership, but also include any transaction in equity securities in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household, as well as certain entities in which you have financial involvement, etc.).
Certain transactions are exempt from this trading prohibition (such as bona fide gifts, transfers by will or laws of descent and distribution, and sales of stock not acquired in connection with service or employment as a director or executive officer of TimkenSteel). However, those exemptions are limited. If you hold both securities covered by the prohibition and securities exempt from the prohibition, any sale or other transfer of securities by you during the Blackout Period will be treated as a transaction involving covered securities, unless you can identify the source of the sold or transferred securities and demonstrate that you use the same identification for all related purposes (such as tax reporting and disclosure requirements). Given the applicable rules and the limited time period involved, we recommend that you avoid any change in your beneficial ownership of TimkenSteel equity and derivative securities during the Blackout Period. The restrictions on trading during the Blackout Period are in addition to those under TimkenSteel’s Policy Regarding Trading in Stock and Prohibiting the Improper Use or Disclosure of Material, Non-Public Information (and any associated regularly scheduled blackout periods) that restrict or will restrict your ability to trade in TimkenSteel securities.

The rules are complex, and criminal and civil penalties may be imposed upon directors and executive officers who violate the rules. Therefore, please contact me at 330-471-3326, 1835 Dueber Avenue SW, Canton, OH 44706, if you have any questions or if you believe that a transaction in which you have a pecuniary interest may occur during the Blackout Period.